EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES AGREEMENT
TO PURCHASE MATS SERVICE BUSINESS

THE WOODLANDS, TX - October 31, 2017 - Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into definitive agreements to acquire substantially all of the assets, operations, and employees of the Well Service Group Inc. (“WSG”), a containment and well site service company based near Pittsburgh, Pennsylvania, and its affiliate Utility Access Solutions Inc. (“UAS”) for approximately $75 million.
Since 2012, WSG has been a strategic logistics and installation service partner for Newpark’s Mats & Integrated Service segment, providing a variety of complementary services to the composite matting systems, including access road construction, site planning and preparation, environmental protection, fluids and spill storage/containment, erosion control, and site restoration services. Building upon their position as a leading worksite service provider to operators drilling in the Marcellus and Utica basins, the combined WSG and UAS business has expanded geographically and entered new customer markets, including the utility transmission and distribution sector. The combined business now maintains a footprint that covers the Northeast, Midwest, Rockies and West Texas regions.
Under the terms of the agreement, total consideration at closing is expected to be approximately $75 million, subject to typical adjustments for actual working capital conveyed, which will include approximately $43 million of cash consideration and $32 million of common equity of Newpark Resources, Inc. The cash consideration will be funded through borrowings on Newpark’s revolving credit facility and the transaction is expected to close in November 2017. The Company expects the acquisition to be accretive to Newpark earnings in 2018.
Matthew Lanigan, Newpark Vice President and President of Mats and Integrated Services, stated, “We are very pleased to announce this acquisition, which serves as another critical step in the execution of our long-term mats strategy. Serving as our key partner in the significant Northeast market over the last five years, Well Service Group has demonstrated their unique capabilities and focus on superior customer service and continual innovation, a culture that fully aligns with Newpark. Through this acquisition, we see a meaningful opportunity to drive additional operational efficiencies for our existing matting customers, deliver further advancements of our industry-leading composite matting systems, accelerate our penetration of targeted end-user market opportunities, and create additional value for our shareholders.”
Rich Brennan, President of the Well Service Group added “We are delighted to be part of the Newpark family and excited at the opportunities this union brings for our customers and employees.”
Newpark management plans to provide additional details regarding this transaction during their third quarter 2017 earnings conference call, which will be broadcast live over the Internet, on Tuesday, October 31, 2017 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions, many of which are beyond the control of Newpark, including the ability of Newpark to successfully integrate the operations of WSG and UAS and the ability to realize the anticipated benefits of the acquisition. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.